                         JOSTENS INC. AND SUBSIDIARIES

                 EXHIBIT 11 -- COMPUTATION OF EARNINGS PER SHARE
                     (In Thousands, Except Per Share Data)


                                                     Year Ended June 30,
                                               --------------------------------
                                                 1996        1995        1994
                                               --------    --------    --------
Net Income (Loss)                              $ 51,625    $ 50,368    $(16,169)

Primary:
  Average shares outstanding                     40,207      45,492      45,455

  Net effect of dilutive stock options -
   based on the treasury stock method
   using average market price                       229          97       N/A
                                               --------    --------    --------
                                                 40,436      45,589      45,455
Per Share Amount:
  Net Income (Loss)                            $   1.28    $   1.10    $  (0.36)
                                               ========    ========    ========
Per Share Amount as reported
  based on average shares outstanding:
  Net Income (Loss)                            $   1.28    $   1.11    $  (0.36)
                                               ========    ========    ========

Fully diluted:
  Average shares outstanding                     40,207      45,492      45,455

  Net effect of dilutive stock options -
   based on the treasury stock method
   using the year-end market price
   if higher than average market price              234         198       N/A
                                               --------    --------    --------
                                                 40,441      45,690      45,455

Per Share Amount:
  Net Income (Loss)                            $   1.28    $   1.10    $  (0.36)
                                               ========    ========    ========
Per Share Amount as reported
  based on average shares outstanding:
  Net Income (Loss)                            $   1.28    $   1.11    $  (0.36)
                                               ========    ========    ========

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